RULE 22C-2 AGREEMENT

      THIS AGREEMENT (the "Agreement") by and between Ariel Distributors, LLC ("Ariel") and Security Distributors, Inc. (the "Firm") is effective as of 3-20-07.

                                   WITNESSETH

      WHEREAS, Ariel and the Firm have previously entered into a Participation Agreement;

      WHEREAS, Ariel serves as the distributor for several series of Ariel Investment Trust (the "Trust"), a registered investment company (each a "Fund" and collectively the "Funds");

      WHEREAS, the Firm provides various shareholder and administrative services to the Funds, including the receipt and transmission of orders for the purchase, exchange and redemption of shares of the Funds ("Shares");

      WHEREAS, certain policies, procedures and information are necessary to enable the Firm to have accounts purchase and sell Shares for the benefit of the participants in accounts (the "Investors"); and

      WHEREAS, in accordance with the requirements of new Rule 22c-2 under the Investment Company Act of 1940 (the "1940 Act"), the parties wish to enter into this Agreement to address the monitoring of frequent trading;

      NOW THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties hereby agree as follows:

      1. The Firm agrees to provide Ariel and the Trust, upon written request, the Taxpayer Identification Number ("TIN"), the Individual/International Taxpayer Identification Number ("ITIN"), or other government-issued identifier ("GII"), if known, of any or all Investors, the name or other identifier of any investment professional(s) associated with the Investors (if known), and the amount, date and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Fund Shares held through Firm accounts maintained by the Firm during the period covered by the request. Requests must set forth a specific period, not to exceed 90 days, for which transaction information is sought. Ariel and/or the Trust may request transaction information older than 90 days as either deems necessary to investigate compliance with policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of Fund Shares.

      2. The Firm agrees to transmit the requested information that is on its books and records to Ariel and the Trust promptly, but in any event no later than ten (10) business days, after receipt of a request. If requested by Ariel or the Trust, the Firm agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in Section 1 is itself a financial intermediary ("indirect intermediary") and, upon further request of Ariel or the Trust, the Firm agrees promptly, but in any event no later than ten (10) business days, after receipt of a request to: (1) provide or arrange to provide to Ariel and the Trust the requested information from Investors who hold an account with an indirect intermediary; or (2) if directed by Ariel or the Trust, block further purchases of Fund Shares from such indirect intermediary. In such instance, the Firm agrees to inform Ariel and the Trust whether it plans to perform (1) or (2). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties To the extent practicable, the format for any transaction information provided to Ariel and the Trust should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this paragraph, an "indirect intermediary" has the same meaning as in Rule 22c-2 under the 1940 Act. Ariel and the Trust agree not to use the information received for marketing or any other similar purpose without the prior written authorization of the Firm.

      3. The Firm agrees to execute written instructions from Ariel and the Trust to restrict or prohibit further purchases or exchanges of Fund Shares by any Investor that has been identified by Ariel or the Trust as having engaged in transactions of Fund Shares (directly or indirectly through the Firm) that violate policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of Fund Shares. Instructions must include the TIN, IBIN or GIN, if known, and the specific restriction(s) to be executed. If the TIN, ITIN or GIN is not known, the instructions must include an equivalent identifying number of the Investor(s) or Firm account(s) or other agreed upon information to which the instruction relates The Firm agrees to execute instructions as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by Ariel. The Firm must provide written confirmation to Ariel and the Trust that instructions have been executed. The Firm agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

      4. This Agreement may be executed in one or more counterparts which, taken together, shall constitute one and the same document.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the dates set forth below.

ARIEL DISTRIBUTORS, LLC                    SECURITY DISTRIBUTORS, INC.

/s/ Merrillyn J. Kosier                    /s/ Gregory J. Garvin
------------------------------------       ------------------------------------
SIGNATURE                                  SIGNATURE

Merrillyn J. Kosier                        Gregory J. Garvin
------------------------------------       ------------------------------------
PRINTED NAME                               PRINTED NAME

President                                  President
------------------------------------       ------------------------------------
TITLE                                      TITLE

3-20-07                                    3/23/07
------------------------------------       ------------------------------------
DATE                                       DATE

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


March 9, 2007

Mr. David Soph
Security Benefit Group
One Security Benefit Place
Topeka, KS 66636-0001

RE: COMPLIANCE WITH RULE 22C-2

Dear Mr. Soph:

As a valued partner, we are contacting you in connection with the SEC's redemption fee regulation, Rule 22c-2, under the Investment Company Act of 1940 (the "Rule") As you may know, this Rule requires us to enter into an agreement with each of our financial intermediaries to provide access to shareholder identification and transaction information upon request.

PLEASE SELECT ONE OR MORE OF THE BOXES BELOW to indicate how your firm trades and RETURN A SIGNED COPY OF THIS LETTER TO ME.

[ ] Our firm DOES NOT TRADE VIA ANY OMNIBUS ACCOUNTS; all individual accounts are fully disclosed on NSCC Network Level 3 or held directly at BFDS, Ariel Mutual Funds' transfer agent.

[X]   Our firm DOES TRADE VIA OMNIBUS ACCOUNT(S).

[ ] We trade through NSCC clearing or trading platform. Please contact Tammy Brownfield at 785-438-3279 phone number for further information as to how the accounts are disclosed or held at BFDS, Ariel Mutual Funds' transfer agent.

Also enclosed is an Amendment to the Selling/Services and/or Sub-Transfer Agency Agreement between your firm and Ariel Distributors, LLC. Please sign two copies and return one copy to us by January 31, 2007. IF THE AMENDMENT IS NOT EXECUTED BY APRIL 16, 2007 (THE CURRENT SEC DEADLINE), ARIEL MUTUAL FUNDS WILL NO LONGER BE ABLE TO ACCEPT PURCHASES ON BEHALF OF YOUR CLIENTS.

Should you have any questions about the enclosed Amendment, or other issues relating to our implementation of Rule 22c-2, please contact Anita Zagrodnik, Chief Compliance Officer of Ariel Mutual Funds, at 312-726-0140

Sincerely,

/s/ Merrillyn J. Kosier

Merrillyn J. Kosier
President
Ariel Distributors, LLC

********************************************

PLEASE COMPLETE THE SECTION BELOW AND RETURN WITH THE COUNTER-SIGNED AMENDMENT TO MERRILLYN J. KOSIER, ARIEL DISTRIBUTORS, LLC, 200 EAST RANDOLPH DRIVE, SUITE 2900, CHICAGO, IL 60601.

Gregory J. Garvin                          3/23/07
------------------------------------       ------------------------------------
PRINT NAME OF OFFICER                      DATE

/s/ Gregory J. Garvin                      President
------------------------------------       ------------------------------------
SIGNATURE OF OFFICER                       TITLE

Security Distributors, Inc.                785-438-3078
------------------------------------       ------------------------------------
FIRM NAME                                  PHONE

One Security Benefit Place
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STREET ADDRESS

Topeka                           KS                       66636-0001
--------------------------------------------------------------------------------
CITY                             STATE                    ZIP CODE

IN ORDER TO UPDATE OUR CONTACT RECORDS, PLEASE COMPLETE THE PRIMARY RELATIONSHIP CONTACT INFORMATION BELOW:

David Soph                                 Business Development Analyst
------------------------------------       ------------------------------------
PRIMARY CONTACT                            TITLE

david.soph@securitybenefit.com             785-438-3297
------------------------------------       ------------------------------------
EMAIL ADDRESS                              PHONE

One Security Benefit Place
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STREET ADDRESS

Topeka                           KS                       66636-0001
--------------------------------------------------------------------------------
CITY                             STATE                    ZIP CODE

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